UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

ENTELLUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36814	20-4627978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Holly Lane North, Suite 40 Plymouth, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 463-1595

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 5, 2017, Entellus Medical, Inc. (the “Company”) issued a press release announcing certain management changes and promotions and its preliminary unaudited revenue expectations for the fourth quarter and full year 2016. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this report.

The Company is furnishing the information contained in Item 2.02 of this report, including the portion of Exhibit 99.1 entitled “Preliminary and Unaudited Fourth Quarter and Full Year 2016 Revenue” and the information related thereto, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). Such information shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. By filing this report and furnishing this information, the Company makes no admission as to the materiality of any information contained in Item 2.02 of this report, including the portion of Exhibit 99.1 entitled “Preliminary and Unaudited Fourth Quarter and Full Year 2016 Revenue” and the information related thereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2016, James D. Surek resigned as Vice President, Sales of the Company effective as of January 5, 2017. Tom Williamson was promoted to Vice President, Sales and assumed Mr. Surek’s responsibilities.

In connection with Mr. Surek’s resignation, the Company and Mr. Surek entered into a separation and release agreement (the “Separation Agreement”). Subject to the terms and conditions of the Separation Agreement, and in consideration of Mr. Surek’s agreement, among other things, to perform, if requested, various transition activities, refrain from hiring Company personnel for a period of 12 months, and comply with certain non-competition, non-solicitation and other obligations, the Company agreed to make the following payments to Mr. Surek:

•	payment of all amounts and benefits accrued but unpaid through the resignation date;

•	payment of his bonus for 2016 in the amount as calculated under the bonus plan and at such times as paid to other Company employees that are participants in such bonus plan;

•	cash severance payment in the amount of $145,000, which is equal to six months of his base salary paid in one lump sum in the first regular payroll distribution on or after July 5, 2017; and

•	if timely elected, reimbursement of a portion of monthly COBRA continuation coverage premiums equal to the difference between the amount Mr. Surek pays for such coverage and the amount paid by a full-time active Company employee for the same level of coverage elected by Mr. Surek through July 2017 or until Mr. Surek has secured other employment, whichever occurs first.

The Company also agreed to amend the option agreements evidencing Mr. Surek’s vested options to purchase Company common stock to extend the post-termination exercise period for such options from three months to six months. The Separation Agreement also includes a general release of claims against the Company and its subsidiaries and affiliates by Mr. Surek.

A copy of the Separation Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The above description of the Separation Agreement is not intended to be complete and is qualified in its entirety by the specific language in the Separation Agreement.

A copy of the press release announcing certain management changes has been filed as Exhibit 99.1 and is incorporated herein by reference. The portion of the release entitled “Preliminary and Unaudited Fourth Quarter and Full Year 2016 Revenue” and the information related thereto shall not be deemed “filed” and are not incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Separation and Release Agreement dated as of December 30, 2016 between Entellus Medical, Inc. and James D. Surek

99.1	Press Release issued January 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2017	ENTELLUS MEDICAL, INC.

	By:	/s/ Brent A. Moen
	Name:	Brent A. Moen
	Title:	Chief Financial Officer

ENTELLUS MEDICAL, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Release Agreement dated as of December 30, 2016 between Entellus Medical, Inc. and James D. Surek

99.1	Press Release issued January 5, 2017